Exhibit 10.55

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of the 30th day of March, 2012 by and among CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation (“REIT”), the other parties executing this Agreement as Subsidiary Guarantors (such entities are sometimes hereinafter referred to individually as a “Subsidiary Guarantor” and collectively as “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors are hereinafter referred to collectively as “Guarantors”, and the Borrower and the Guarantors are sometimes hereinafter referred to individually as a “Contributing Party” and collectively as the “Contributing Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of even date herewith by and among the Borrower, KeyBank National Association (“KeyBank”), the other lending institutions which are or may hereafter become a party thereto (KeyBank together with such other lending institutions are hereinafter referred to collectively as the “Lenders”), and KeyBank, as Agent (the “Agent”) (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Credit Agreement”), the Lenders have agreed to extend financial accommodations to the Borrower;

WHEREAS, as a condition to the making of certain Loans and issuing certain Letters of Credit pursuant to the Credit Agreement, the Lenders have required that the Guarantors execute and deliver that certain Unconditional Guaranty of Payment and Performance, dated as of even date herewith (as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to collectively as the “Guaranty”), pursuant to which, among other things, the Guarantors have agreed to guarantee the respective obligations described in the Guaranty;

WHEREAS, Borrower is a direct subsidiary of REIT and the Subsidiary Guarantors are direct or indirect wholly owned subsidiaries of Borrower; and

WHEREAS, the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Lenders to make the Loans and issue Letters of Credit and the Contributing Parties to execute and deliver the Loan Documents to which they are a party, it is agreed as follows:

1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2. Contribution.

(a) To the extent that a Borrower or a Guarantor shall make a payment (a “Payment”) of a portion of the Obligations, then the Borrower or Guarantor that made the

Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other Contributing Parties in an amount equal to the lesser of (a) the amount derived by subtracting from any such Payment the “Allocable Amount” (as defined herein) of such Contributing Party, and (b) the “Allocable Amount” (as defined herein) for the other Contributing Parties.

(b) As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws.

3. No Impairment. This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall reduce or impair the obligations of any Contributing Party to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the applicable Loan Documents.

4. Rights Constitute Assets. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Contributing Party.

5. Effectiveness. This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged, all Letters of Credit are returned undrawn, and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated.

6. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EACH OF BORROWER, GUARANTORS, AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. BORROWER AND EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER AND EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6. BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS SECTION 6 WITH LEGAL COUNSEL AND THAT EACH BORROWER AND GUARANTOR AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

7. This Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower and the Guarantors have executed and delivered this Agreement, under seal, as of the date first above written.

BORROWER:

CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

REIT:

CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation

By:
Name:
Title:

(SEAL)

SUBSIDIARY GUARANTOR:

HC-2501 W WILLIAM CANNON DR, LLC, a Delaware limited liability company

By:	Carter/Validus Operating Partnership, LP, a Delaware limited partnership

	By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

4